Exhibit 10.1

PRIME MERIDIAN BANK

2007 STOCK OPTION PLAN

1. PURPOSE

The purpose of the Prime Meridian Bank (“Bank”) 2007 Stock Option Plan (“Plan”) is to advance the interests of the Bank and its shareholders by providing key employees and the directors of the Bank, upon whose judgment, initiative and efforts the successful conduct of the business of the Bank largely depends, with an additional incentive to perform in a superior manner and to attract people of experience and ability.

2. DEFINITIONS

(a) “Board of Directors” or “Board” means the duly elected Board of Directors of the Bank.

(b) “Affiliate” means: (i) a member of a controlled group of corporations of which the Bank is a member; or (ii) an unincorporated trade or business which is under common control with the Bank as determined in accordance with Section 414(c) of the Internal Revenue Code 1986, as amended (“Code”) and the regulations issued thereunder. For purposes hereof, a “controlled group of corporations” shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and (e)(3)(C).

(c) “Award” means an Award of Non-Statutory Stock Options or Incentive Stock Options granted under the provisions of the Plan.

(d) “Plan Year or Years” means a calendar year or years commencing on or after January 1, 2008.

(e) “Date of Grant” means the actual date on which an Award is granted by the Board.

(f) “Common Stock” means the common stock of the Bank, par value, $5.00 per share.

(g) “Fair Market Value” means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on the day prior to such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. If the Common Stock is not traded on a national market reported by the National Association of Securities Dealers Automated Quotation System, the Fair Market Value means the average of the closing bid and ask sale prices on the last previous date on which a sale is reported in an over-the-counter transaction. In the absence of an arms length transaction during such 90 days, Fair Market Value means the greater of $10.00, or the book value of a share of the common stock.

(h) “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to the Participant.

Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant’s lifetime.

(i) “Termination for Cause” means the termination resulting from an individual’s intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, action or conduct that could have a negative impact on the Bank’s reputation or image, or willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or final cease-and-desist order issued to the Bank.

(j) “Participant” means an employee of the Bank or a director of the Bank chosen by the Board to participate in the Plan.

(k) “Change in Control” of the Bank means: (i) the acquisition, by any person (as such term is used in Sections13[d] and 14[d] of the Securities Exchange Act of 1934 in effect on the date first written above), directly or indirectly, or acting through one or more other persons, of the ownership, control or power to vote a majority of the then outstanding voting securities of the Bank; or (ii) controls in any manner the election of the directors of the Bank.

(l) “Normal Retirement” means retirement at the normal or early retirement date as set forth in any tax qualified plan of the Bank.

(m) “Vest” means the right to exercise an option in whole or in part during some specified period of time.

3.	ADMINISTRATION

The Plan shall be administered by the Board of Directors, or a designated committee thereof. The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems as necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

4. TYPES OF AWARDS

Awards under the Plan may be granted in any one or a combination of the following, as defined below in Sections 7 and 8 of the Plan:

(a)	Incentive Stock Options; and

(b)	Non-Statutory Stock Options.

5. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 12 herein, the maximum number of shares reserved for issuance under the Plan is 152,905. To the extent that options granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan. To the extent that options granted under the Plan terminate, expire, or are canceled without having been exercised, new Awards may be made with respect to such shares.

6. ELIGIBILITY

Officers and other employees of the Bank shall be eligible to receive Incentive Stock Options or Non-Statutory Stock Options under the Plan. Directors who are not employees or officers of the Bank shall be eligible to receive only Non-Statutory Stock Options under the Plan.

7. NON-STATUTORY STOCK OPTIONS

7.1 Grant of Non-Statutory Stock Options. The Board may, from time to time, grant Non-Statutory Stock Options to any Participant. Non-Statutory Stock Options granted under this Plan are subject to the following terms and conditions:

(a)	Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall not be less than the greater of 100% of the Fair Market Value of the Common Stock on the date the option is granted or the par value of the Common Stock. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made in cash or by check.

(b)	Terms of Options. The term during which each Non-Statutory Stock Option may vest shall be determined by the Board, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. Further, for options granted within the first three years of the Bank’s operation, no more than one-third of the shares granted under any option shall vest in any year.

The Board shall determine the date on which each Non-Statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. Notwithstanding the above, in the event of a Change in Control of the Bank, all Non-Statutory Stock Options shall become immediately exercisable; provided, however, in the event the Change in Control of the Bank occurs within the first three years of the Bank’s operations, no acceleration of any Non-Statutory Stock Options shall occur.

(c)	Termination of Employment. Upon the termination of a Participant’s service for any reason other than Termination for Cause, the Participant’s Non-Statutory

Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination but only for a period of three months following termination, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term. In the event of Termination for Cause, all rights (vested or unvested) of the terminated Participant under the Participant’s Non-Statutory Stock Options shall expire upon termination.

8. INCENTIVE STOCK OPTIONS

8.1	Grant of Incentive Stock Options. The Board may, from time to time, grant Incentive Stock Options to eligible officers or employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a)	Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than the greater of 100% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted or the par value of the Common Stock. However, if an employee owns stock equal to more than 10% of the total combined voting power of all classes of Common Stock of the Bank (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made in cash or by check.

(b)	Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Board; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

(c)

Term of Options. The term during which each Incentive Stock Option may vest shall be determined by the Board, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. Further, during the first three years of the Bank’s operation, no more than one-third of the shares granted under any option shall vest in any year. Notwithstanding the above, in the event of a Change in Control of the Bank all Incentive Stock Options shall become immediately exercisable consistent with the time period for exercise provided in Section 8.1(d); provided, however, in the event the Change in Control of the Bank occurs within the first three years of the Bank’s operations, no acceleration of any Incentive Stock Options shall occur. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in the Participant’s lifetime only by the employee to which it is granted.

(d)	Termination of Employment. Upon the termination of an employee’s service for any reason other than Termination for Cause, the Participant’s Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination, but only for a period of three months following termination. In the event of Termination for Cause, all rights (vested or unvested) of the terminated employee under the Participant’s Incentive Stock Options shall expire upon termination.

9. RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY

An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Bank, to continue to serve on the Board, or to continue to perform services for the Bank, or interferes in any way with the right of the Bank to terminate the Participant’s services as a director, an officer, or other employee at any time.

No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during the Participant’s lifetime by the optionee, or by a guardian or legal representative. No such transfer of the Award by the Participant by will, or the laws of descent and distribution shall be effective to bind the Bank, unless the Bank shall have been furnished with written notice thereof and such other evidence as the Board administering may deem necessary or desirable to establish the validity of the transfer. The Award shall not be pledged, hypothecated, sold, assigned, transferred, or otherwise encumbered or disposed of except as provided herein. Any purported pledge, hypothecation, sale, assignment, transfer, or other encumbrance or disposition of the Award contrary to the provisions hereof shall be null and void and without effect. The levy of any execution, attachment, or similar process upon the Award shall be null and void and without effect.

10. AGREEMENT WITH GRANTEES

Each Award of options will be evidenced by a written agreement, executed by the Participant and the Bank which describes the conditions for receiving the Awards including the date of Award, the purchase price, applicable vesting periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

11. DEATH

In the event of Participant’s death, the personal representative or legal guardian of the Participant’s estate shall have reasonable time to exercise any stock option Award to which Participant had the right to exercise as of the date of Participant’s death.

12. DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding shares of Common Stock of the Bank by reason of any stock dividend or split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or other similar corporate change, the Board will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a)	adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

(b)	adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; and/or

(c)	adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

13. REGULATORY CAPITAL REQUIREMENTS

The Florida Office of Financial Regulation or the Federal Deposit Insurance Corporation may, under their supervisory powers, direct the Bank to require Participants receiving options under the Plan to either exercise or forfeit their rights to receive Common Stock from any unexercised Options, or parts thereof, if the Bank’s capital falls below the minimum capital requirements, as determined by the Florida Office of Financial Regulation or the Federal Deposit Insurance Corporation.

14. AMENDMENT OF THE PLAN

The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that (i) shareholder approval is required for any such modification or amendments which:

(a)	increases the maximum number of shares for which options may be granted under the Plan (subject, however, to the provisions of Section 12 hereof);

(b)	reduces the exercise price at which Awards may be granted, provided, however in no event may any amendment result in the exercise price being reduced to less than the greater of the Fair Market Value of the Common Stock on the Date of Grant or the par value of the Common Stock;

(c)	extends the period during which options may be granted or exercised beyond the times originally prescribed, provided, however, in no event may an amendment result in options being granted under this Plan after the expiration of 10 years from the Effective Date of the Plan, nor result in the exercise period for any option being extended to greater than 10 years from the Date of Grant; or

(d)	changes the persons eligible to participate in the Plan.

and (ii) all material changes to the Plan must have prior approval from the Florida Office of Financial Regulation. Failure to ratify or approve amendments or modifications pursuant to Subsections (a) through (d) of this Section by shareholders or the Florida Office of Financial Regulation shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

No such termination, modification, or amendment may affect the rights of a Participant under an outstanding Award.

15. TERMINATION OF THE PLAN

The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options or related rights equaling the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time; provided that no such action will, without the consent of a Participant, adversely affect the Participant’s rights under a previously granted Award.

16. APPLICABLE LAW AND VENUE

The Plan will be administered in accordance with the laws of the State of Florida. Venue for any actions concerning any Awards or the interpretation or applicability of the Plan shall be brought only in Leon County, Florida.